Sunworks Announces Streamlining of Board of Directors

Departure of Three Directors Commences Near-Term Plan to Create a

Smaller, More Strategic, Cost-Effective Board

ROSEVILLE, Calif. December 19, 2017 - Sunworks, Inc. (Nasdaq: SUNW), a premier provider of high performance solar power solutions for agriculture, commercial, industrial (ACI), public works and residential markets, today announced the company has reduced the size of its Board of Directors from eight to five as part of a strategic effort to streamline board operations.

As part of this effort the following directors have resigned from the Board of Directors:

●	Abe Emard, who has served as a director since February 2016 and will continue in an operational and sales leadership role with the Company
●	Brigham Tomco, who has served as a director since April 2015
●	John Van Slooten, who has served as a director since December 2014

As a result, of these changes the Sunworks Board of Directors is now comprised of five directors, three of whom are independent.

Jim Nelson, Sunworks’ Chairman, commented, “We appreciate the contributions Abe, Brigham and John made to the company and the Board of Directors during their tenure. Abe remains a key member of our operations and sales team, and we wish Brigham and John all the best in their future endeavors.”

Chuck Cargile, Sunworks’ Chief Executive Officer said, “Our Board, with eight directors, was too large for a Company our size, and reducing the number of executives who serve on our board is the first step in a plan to streamline corporate oversight and better align the expertise of our board with our current business strategy. I join Jim and the remainder of the board in thanking Abe, Brigham and John for their dedication and professionalism, and appreciate their willingness to step aside to facilitate a smaller and less expensive Board of Directors. We remain committed to creating sustainable shareholder value, and believe this transition is a key step toward achieving that important goal.”

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ: SUNW) is a premier provider of high performance solar power systems. We are committed to quality business practices that exceed industry standards and uphold our ideals of ethics and safety.

Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential.

Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we stand by to support our customers above and beyond their expectations.

Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers.

All of our employees uphold our company’s guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these they are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

Hayden IR

646-415-8972

rob@haydenir.com